                                                                  EXHIBIT (n)(8)

                               AMENDED SCHEDULE B

                                     TO THE

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                                       FOR

                                ING EQUITY TRUST

                       12b-1 DISTRIBUTION AND SERVICE FEES
                           PAID EACH YEAR BY THE FUNDS
                         (AS A % OF AVERAGE NET ASSETS)

FUNDS                                                       A      B        C      I       Q
=====                                                     ====    ====     ====   ===    ====
ING Convertible Fund                                      0.35    1.00     1.00   N/A    0.25
ING Disciplined LargeCap Fund                             0.30    1.00     1.00   N/A     N/A
ING Equity and Bond Fund                                  0.35    1.00     1.00   N/A    0.25
ING Financial Services Fund                               0.25    1.00     1.00   N/A     N/A
ING Growth Opportunities Fund                             0.30    1.00     1.00   N/A    0.25
ING LargeCap Growth Fund                                  0.35    1.00     1.00   N/A    0.25
ING LargeCap Value Fund                                   0.25    1.00     1.00   N/A     N/A
ING MidCap Opportunities Fund                             0.30    1.00     1.00   N/A    0.25
ING MidCap Value Fund                                     0.30    1.00     1.00   N/A    0.25
ING Principal Protection Fund                             0.25    1.00     1.00   N/A    0.25
ING Principal Protection Fund II                          0.25    1.00     1.00   N/A    0.25
ING Principal Protection Fund III                         0.25    1.00     1.00   N/A    0.25
ING Principal Protection Fund IV                          0.25    1.00     1.00   N/A    0.25
ING Principal Protection Fund V                           0.25    1.00     1.00   N/A     N/A
ING Principal Protection Fund VI                          0.25    1.00     1.00   N/A    0.25
ING Principal Protection Fund VII                         0.25    1.00     1.00   N/A     N/A
ING Principal Protection Fund VIII                        0.25    1.00     1.00   N/A     N/A
ING Principal Protection Fund IX                          0.25    1.00     1.00   N/A     N/A
ING Principal Protection Fund X                           0.25    1.00     1.00   N/A     N/A
ING Principal Protection Fund XI                          0.25    1.00     1.00   N/A     N/A
ING Real Estate Fund                                      0.25    1.00     1.00   N/A    0.25
ING SmallCap Opportunities Fund                           0.30    1.00     1.00   N/A    0.25
ING SmallCap Value Fund                                   0.25    1.00     1.00   N/A    0.25
ING Tax Efficient Equity Fund                             0.35    1.00     1.00   N/A     N/A